Exhibit 10.6

EXECUTION VERSION

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Purchase Agreement”) is made as of April 25, 2023, by and between Sunlight Financial Holdings Inc., a Delaware corporation (the “Company”), and CRB Group, Inc., a Delaware corporation (“Purchaser”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Section 4.1 hereof. Capitalized terms used but not defined in Section 4.1 hereof shall have the meanings given to such terms in the Warrant.

WHEREAS, the Company, Cross River Bank, an FDIC-insured New Jersey state chartered bank (“CRB”), as lender, and the other parties thereto have entered into a Loan and Security Agreement, dated the date hereof (as the same may be modified, amended and supplemented from time to time, the “Loan Agreement”);

WHEREAS, pursuant to the Loan Agreement, CRB will provide to the Company a first lien secured term loan facility on the date hereof in the original aggregate principal amount of $88,600,000 (the “Facility”);

WHEREAS, as an inducement and partial consideration to CRB to enter into the Loan Agreement, the Company has agreed to issue on the date hereof to Purchaser the Warrant, pursuant to the terms and conditions of this Purchase Agreement; and

WHEREAS, the Company has authorized the issuance of the Warrant to Purchaser pursuant to the terms and conditions of this Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Issuance of Warrants; Closing.

1.1          Closing. The issuance of the Warrant to Purchaser (the “Closing”) shall take place simultaneously with the closing of the Facility on the date hereof.

1.2          Issuance of the Warrant. At the Closing, the Company shall issue to Purchaser a Warrant exercisable into up to 25,944,541 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The Warrant shall be subject to vesting as described in Section 1 of the Warrant, and Purchaser may exercise all or any portion of its Warrant at any time and from time to time after vesting of the portion of the Warrant to be exercised.

1.3         Other Agreements. As a condition to the issuance and delivery of the Warrant, (a) at the Closing, CRB will enter into the Loan Agreement and (b) the Company and Purchaser will negotiate in good faith to enter into a Registration Rights Agreement within 45 days after the Closing, pursuant to which the Company will register the Warrant Shares under the Securities Act on terms and conditions consistent with prior registration rights granted by the Company to other holders of Common Stock.

SECTION 2.    Representations, Warranties and Covenants of the Company. As of the Closing, the Company represents and warrants to, covenants that, and agrees with, Purchaser as follows:

2.1          Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2          Authority Relative to this Purchase Agreement. The Company has all requisite corporate power and authority to enter into and perform this Purchase Agreement and to issue and deliver the Warrant and the Warrant Shares. The execution, delivery and performance by the Company of this Purchase Agreement, including the issuance and delivery of the Warrant and the Warrant Shares, have been duly authorized by all necessary corporate action on the part of the Company. Each of this Purchase Agreement and the Warrant have been duly executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights or equitable principles).

2.3          Reservation of Warrant Shares. The Company shall at all times, after Closing until the Expiration Date of the Warrant, reserve from its authorized and unissued capital stock a number of shares of Common Stock not less than the aggregate number of Warrant Shares as shall be issuable upon the exercise of this Warrant.

2.4          No Conflict or Violation. The execution and delivery of this Purchase Agreement by the Company, the performance by the Company of its obligations hereunder and the issuance and delivery of the Warrant and the Warrant Shares do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) except for any exemption from registration required under the Securities Act and all applicable state securities or “blue sky” laws, require any authorization, consent, approval or other action by or notice to any court or administrative or governmental body pursuant to, the Organizational Documents of the Company, or any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

2.5         Capital Stock; Validity of Issuance. As of March 31, 2023, the authorized capital stock of the Company consists of (a) 420,000,000 shares of Common Stock, of which 83,634,887 shares are issued and outstanding and 31,208,890 shares are reserved for issuance upon the exercise of Options, (b) 20,000,000 shares of Class B common stock, par value $.0001 per share, of which 0 shares are issued and outstanding, (c) 65,000,000 shares of Class C common stock, par value $0.0001 per share, of which 47,291,500 shares are issued and outstanding and (d) 35,000,000 shares of preferred stock, par value $0.0001 per share, of the Company of which 0 shares shall be issued and outstanding. As of the Closing, except pursuant to any Options and except as provided in the Fifth Amended and Restated Limited Liability Company Agreement of Sunlight Financial LLC or as otherwise described in the Company’s filings with the Securities and Exchange Commission, (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company of any of its equity securities or any securities convertible into or exercisable or exchangeable for such equity securities; (ii) there are no agreements on the part of the Company to issue, sell or distribute any of its equity securities; (iii) the Company does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to any rights with respect to the registration of any equity securities of the Company under the Securities Act, except for the registration rights described in the Company’s Form S-1 registration statement No. 333-258338 or as otherwise described in the Company’s filings with the Securities and Exchange Commission. The Warrant Shares will, when issued, be duly and validly issued, fully paid and nonassessable.

2.6          Offer of Warrant. The issuance and sale of the Warrant are exempt from the registration requirements of the Securities Act or the registration or qualification provisions of any applicable blue sky or state securities laws.

2.7          Supplemental Listing Application.

(a)               The Company shall use its reasonable best efforts to cause the Warrant Shares, immediately upon exercise of the Warrant, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting the Warrant Shares are listed at the time of such exercise. The Company shall prepare and file any necessary SEC filings relating to the issuance of the Warrant to Purchaser.

2.8           Notice of Certain Events. If the Company proposes at any time to:

(a)               declare any dividend or distribution upon the outstanding shares of Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)               offer for subscription or sale pro rata to the holders of the outstanding shares of Common Stock any additional shares of any class or series of the Company’s capital stock (other than pursuant to contractual pre-emptive rights);

(c)               effect any reclassification, exchange, combination (including by way of reverse stock split), substitution, reorganization or recapitalization of the outstanding shares of Common Stock; or

(d)               consummate a transaction described in Section 1.6 or Section 1.7 of the Warrant or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Purchaser notice thereof at the same time and in the same manner as it gives notice thereof to holders of any outstanding shares of Common Stock. The Company will also provide information requested by Purchaser from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Purchaser to comply with its accounting or reporting requirements.

For purposes of this Section 2.8, notice shall be deemed provided if given through the issuance of a press release or filing with the Securities and Exchange Commission.

SECTION 3.    Representations, Warranties and Covenants of Purchaser; Legends. Purchaser hereby represents and warrants to the Company as follows:

3.1          Authority Relative to this Purchase Agreement. Purchaser has all requisite power and authority to enter into and perform this Purchase Agreement. The execution, delivery and performance by Purchaser of this Purchase Agreement and the Warrant have been duly authorized by all necessary action on the part of Purchaser. Each of this Purchase Agreement and the Warrant have been duly executed and delivered by Purchaser and are legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms (except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights).

3.2          No Conflict or Violation. The execution and delivery of this Purchase Agreement and the Warrant by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Organizational Documents of Purchaser, or any law, statute, rule or regulation to which Purchaser is subject, or any agreement, instrument, order, judgment or decree to which Purchaser is a party or by which it is bound.

3.3         Investment Representations. Purchaser is acquiring the Warrant (together with the Warrant Shares, the “Restricted Securities”), for its own account for investment only and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of applicable federal or state securities laws. The Purchaser understands that the Restricted Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Restricted Securities. Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell any Restricted Securities, or solicit any offers to purchase or acquire any Restricted Securities, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act and has been registered under any applicable state securities or “blue sky” laws or (ii) pursuant to an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

3.4          Additional Investment Representations. Purchaser hereby represents and warrants to the Company that (i) it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment hereunder, (ii) it is an “accredited investor” as that term is defined in Regulation D under the Securities Act, (iii) it is able to incur a complete loss of such investment, (iv) it is able to bear the economic risk of such investment for an indefinite period of time, (v) it has received all the information from the Company and its management that Purchaser considers necessary or appropriate for deciding whether to acquire the Warrant and Warrant Shares and (vi) it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the acquisition of the Warrant and Warrant Shares sufficient to enable it to evaluate its investment.

3.5          Taxes. Purchaser shall pay all taxes and other governmental charges that may be imposed with respect to the issuance or delivery of the Warrant Shares upon exercise of this Warrant.

3.6          Legend. Purchaser hereby acknowledges that the Company will stamp or otherwise imprint each Warrant with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER (THE “SECURITIES”) HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, EVIDENCED BY AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH SALE, OFFER, PLEDGE, HYPOTHECATION OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

In connection with the transfer of any Restricted Securities (other than a transfer pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act (or any similar rules then in effect)), Purchaser shall deliver, upon the reasonable request of the Company, an opinion of counsel, which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer may be effected without registration under the Securities Act. Upon receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend no longer applies to any particular Warrant and/or Warrant Shares, the Company shall promptly issue a replacement Warrant and/or evidence of book-entry representing such Warrant Shares, which does not contain such legend.

SECTION 4.    Miscellaneous.

4.1          Definitions. For the purposes of this Purchase Agreement, the following terms shall have the following meanings:

“Options” means, as of the Closing, any issued and outstanding restricted stock units, options, warrants or other rights to subscribe for, purchase or otherwise acquire Common Stock, as described in the Company’s filings with the Securities and Exchange Commission.

“Organizational Documents” means, for any corporation, the certificate or articles of incorporation, the bylaws, or other similar organizational documents, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation adopting, supplementing or modifying any of the foregoing and, for any entity other than a corporation, the equivalent of the foregoing, including, without limitations, the partnership agreement, and the operating agreement (or comparable agreement) of any partnership or limited liability company, respectively.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Warrant Shares” means the Common Stock issuable upon the exercise of the Warrant.

“Warrant” means the warrant issued pursuant to the terms of this Purchase Agreement, the form of which is attached hereto as Exhibit A.

4.2          Notices. All notices and other communications required or permitted hereunder shall be effective if in writing and (a) delivered personally, (b) sent by email with confirmation of receipt, or (c) sent by overnight courier, in each case, at the addresses set forth in Section 3.4 of the Warrant or to such other address as any party hereto shall have provided in a written notice to the other parties.

4.3          Successors and Assigns. This Purchase Agreement shall bind and inure to the benefit of and be enforceable by the Company, successors to the Company and its assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Warrant and/or Warrant Shares who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. The Company may not assign any of its rights or obligations hereunder without the written consent of Purchaser.

4.4          Amendment. This Purchase Agreement may be amended only by a written instrument signed by the Company and Purchaser. The Company will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Purchase Agreement unless each holder of the Warrants or Warrant Shares entitled to the benefit of any such provision shall be informed thereof by the Company, shall be afforded the opportunity of considering the same, shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

4.5          Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall only be valid as to such party if set forth in an instrument in writing signed by such party.

4.6          Severability. In the event that any one or more of the provisions hereof, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired; it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

4.7          Governing Law. All questions concerning the construction, validity and interpretation of this Purchase Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.8          Counterparts. This Purchase Agreement may be executed in two or more counterparts (including by means of electronic transmission), each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

4.9          Descriptive Headings. The headings in this Purchase Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

4.10        Survival of Representations and Warranties. All representations and warranties made in writing by any party in connection herewith shall survive the execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Purchaser or on its behalf.

4.11        Entire Agreement. Except as otherwise expressly set forth herein, this Purchase Agreement and the Warrant embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

4.12        No Third Parties Benefited; Several Obligations. This Purchase Agreement is made and entered into for the sole protection and legal benefit of the holders, the Company and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Purchase Agreement. No holder of any Warrant and/or Warrant Shares shall have any obligation to any Person not a party to this Purchase Agreement. The rights and obligations of the holders of any Warrant and/or Warrant Shares under this Purchase Agreement are several (not joint and several) and no holder of any Warrant and/or Warrant Shares shall be liable for any act or omission of any other holder.

4.13        No Effect on Lender Relationship. The Company (on its behalf and, to the extent possible, on behalf of the stockholders of the Company) and Purchaser acknowledge and agree that, notwithstanding anything in this Purchase Agreement or the Warrant to the contrary, nothing contained in this Purchase Agreement or the Warrant shall affect, limit or impair the rights and remedies of Purchaser (a) in its capacity as a lender or as agent for lenders to the Company or any of its affiliates pursuant to any agreement under which the Company or any of its affiliates has borrowed money, or (b) in its capacity as a lender or as agent for lenders to any other person who has borrowed money. Without limiting the generality of the foregoing, any such person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (x) its or any of its Affiliates’ status as a holder of the Warrant, (y) the interests of the Company or its affiliates or (z) any duty it may have to any holder of the Company’s equity securities (including any other holder of the Warrant), except as may be required under the applicable loan documents or by commercial law applicable to creditors generally. No consent, approval, vote or other action taken or required to be taken by the holder of the Warrant in such capacity shall in any way impact, affect or alter the rights and remedies of Purchaser or any of its Affiliates as a lender or agent for lenders.

4.14          Lock-up Limitations. Notwithstanding anything in this Purchase Agreement or the Warrant, none of the provisions of this Purchase Agreement or the Warrant shall in any way limit Purchaser from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of its business.

*       *       *       *

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be signed by its duly authorized officers as of the date first written above.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

CRB GROUP, INC.

By:	/s/ Gilles Gade
Name: Gilles Gade
Title: CEO, President

By:	/s/ Arlen W. Gelbard
Name: Arlen W. Gelbard
Title: EVP General Counsel

Exhibit A

Form of Warrant